                                                                     EXHIBIT 4.1


                                FORTRESS IT CORP.
                         Suite 3123, 595 Burrard Street
                                 P.O. Box 49139
                             Vancouver, B.C. V7X 1J1

International Uranium Corporation                                  March 1, 2004
Suite 2101
885 West Georgia Street
Vancouver, B.C. V6C 3E8

ATTENTION: MR. RON HOCHSTEIN, PRESIDENT

International Uranium (Bermuda I) Ltd.
Canon's Court, 22 Victoria Street
P.O. Box HM 1179
Hamilton HM EX
Bermuda

Dear Sirs:

RE: ACQUISITION OF INTERNATIONAL URANIUM (BERMUDA II) LTD. ("BERMUDA II")

We understand that International Uranium Corporation ("IUC"), through its wholly-owned Bermuda subsidiary, International Uranium (Bermuda I) Ltd. ("Bermuda I"), owns all of the outstanding share capital of Bermuda II which, in turn, will at Closing own all of the outstanding share capital of Shiveen Gol XXK ("Shiveen Gol") and Mongol Resources Exploration XXK ("Mongol Resources"). We also understand that Shiveen Gol and Mongol Resources are the registered owners of certain copper-gold mining exploration properties located in Mongolia, all as more particularly described in Schedule A hereto (the "Properties").

We are writing to confirm our interest in acquiring from Bermuda I all of the outstanding shares of Bermuda II owned by Bermuda I on and subject to the following terms and conditions:

Acquiring Entity:        Fortress IT Corp. ("Fortress"), a company continued
                         under the laws of Canada, a reporting issuer in the Provinces of British Columbia and Alberta, whose common shares are listed and posted for trading on the NEX
                         Board of the TSX Venture Exchange, or its subsidiary to be incorporated for the purpose;

Acquired Entity:         Bermuda II, a company incorporated under the laws of
                         Bermuda, which owns 100% of the outstanding shares of Shiveen Gol and Mongol Resources;

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                                                                               2

Transaction Structure:   The transaction will be effected by way of an
                         acquisition by Fortress of all of the outstanding shares of Bermuda II (the "Transaction"). For greater certainty, any and all data and other information in respect of the Properties held by IUC or any of its subsidiaries shall be deemed to be the property of Bermuda II prior to closing and delivered to Fortress at closing;

Consideration:           In consideration for the acquisition of all of the
                         outstanding shares of Bermuda II and the assignment to Fortress or its nominee of all outstanding debts as of the date of this letter of intent owed by Bermuda II to Bermuda I or to any other affiliate of IUC, Fortress shall issue to Bermuda I (or as Bermuda I may direct) a total of 28,000,000 common shares in its capital stock at a deemed price of C$0.1125 per share (the "Purchase
                         Price"). The number of shares has been determined based on IUC and it subsidiaries having incurred approximately US$2.4 million in deferred exploration expenditures on the Properties within the last three years as evidenced by draft financial statements attached hereto as Schedule B. In addition, Fortress shall assume all working capital levels required for the normal, daily ongoing conduct of Bermuda II from March 1, 2004. Until Closing, Bermuda I shall advance to Bermuda II, on an interest-free basis, funds necessary for the normal daily ongoing conduct of Bermuda II. On Closing, Fortress shall repay Bermuda I all of such funds. It is anticipated that within ten days of the execution of this agreement, Bermuda I and Fortress shall agree upon a budget, setting forth expenditures required in relation to Bermuda II (the
                         "Budget"). Until Closing or termination of this letter of agreement, any and all expenditures on the part of Bermuda II that do not form a part of the Budget shall require the prior written approval of Fortress. If the Transaction does not close for any reason, Fortress shall, nonetheless be responsible for the cost of the Report referred to below;

Terms and Conditions:    On or before closing, each of Fortress and Bermuda II
                         will sign a mutually acceptable certificate (the
                         "Representations and Warranties Certificate") that provides the mutual representations, warranties, covenants and closing deliveries, including, without limitation, appropriate corporate and securities opinions from counsel for each party, in a form that is reasonable and customary for a transaction such as is contemplated herein;

Due Diligence Period:    Each of Bermuda I and Fortress will have an unfettered
                         right to

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                                                                               3

                         conduct and complete legal, audit and tax due diligence investigations regarding the other company within 45 days of the acceptance of this letter. On or before such date, either Bermuda I or Fortress may elect not to close if the results of its due diligence investigation of the other company are not satisfactory to it, acting reasonably. Notwithstanding the foregoing, Bermuda I or Fortress may elect not to complete the Transaction if the results of their continuing due diligence investigations of the other company are not satisfactory to it, acting reasonably.

Financing:               Fortress will undertake a private placement (the
                         "Private Placement") of 10,000,000 common shares at a price of not less than C$0.12 per share. The number of common shares to be issued pursuant to the Private
                         Placement shall be increased only if agreed upon by both IUC and Fortress;

Conditions to
Closing of Transaction:  (i)   Fortress shall have completed the Private
                               Placement;

                         (ii) An employment contract will have been entered into with Steve Swatton which will include, among other things, the grant of an option on 1,000,000 shares at $0.15 per share; and Erica Kohn will have been appointed Geologist and Corporate Development and will have been granted 50,000 options at $0.15 per share.

                         (iii) The Board of directors of Fortress shall be made
                               up of one IUC nominee; namely, Mr. Ron Hochstein, plus Mr. Douglas Leishman, Mr. Steve Swatton and Ms. Eira Thomas. Each non-management director being granted options of 100,000 shares at $0.15 per share;

                         (iv) An advisory agreement will have been entered into with Endeavour Financial to provide corporate administration, regulatory assistance and financial advice to Fortress;

                         (v) No material adverse change shall have occurred in the business, operations, capital, financial condition or prospects of either Bermuda II and its subsidiaries or Fortress;

                         (vi) Such other conditions to closing as shall be ordinary for a transaction of this nature, including the signed Representations and Warranties Certificate together with requisite shareholder and regulatory approvals;

                         (vii) Closing of the Transaction and Private Placement
                               by May 31, 2004 or earlier.

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                                                                               4

Expenses:                Each party will be responsible for the payment of its
                         own expenses in connection with the Transaction
                         (including, but not limited to legal and accounting fees, any fees payable to brokers or agents, or any finder's or other advisory fees). In addition, Fortress shall be responsible for any and all costs incurred by IUC for the commissioning of a qualified technical report on the Properties (the "Report");

Timing: The parties hereto agree that they are prepared to make every reasonable effort to complete the Transaction and Private Placement as planned. The parties will work in good faith seeking all necessary shareholder and regulatory approvals that may be required to complete the Transaction;

General: This letter of agreement will be governed by the laws of British Columbia and the federal laws of Canada applicable therein;

                         This letter shall be binding upon the parties.

This letter and the information contained in this letter shall be confidential and shall not be disclosed by either IUC or Fortress to third parties without the written consent of the other party. The parties will co-operate in the making and dissemination of any public announcements relating to the subject matter of this letter, including a press release to be issued following execution hereof specifying the identities of the parties and the principal terms of the Transaction.

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                                                                               5

If the foregoing is acceptable to you, please sign and return this letter to us. Facsimile transmissions of our respective signatures of this letter shall evidence our acceptance of its terms.

Yours truly,

FORTRESS IT CORP.

Per: __________________________________________
     Steve Swatton, President

Accepted and agreed to as of the 1st day of March, 2004.

INTERNATIONAL URANIUM CORPORATION

Per:__________________________________________

INTERNATIONAL URANIUM (BERMUDA I) LTD.

Per:__________________________________________

                                   SCHEDULE A

                          MONGOLIA EXPLORATION LICENSES
                                     HELD BY
                        MONGOL RESOURCES EXPLORATION XXK
                                        &
                                 SHIVEEN GOL XXK

A. LICENSES HELD BY MONGOL RESOURCES EXPLORATION XXK

                                                         LICENSE         LICENSE          AREA
PROPERTY                         LICENSE NAME             NUMBER          DATE          (HECTARES)
--------                        ----------------         -------        ---------        ---------
Ulziit                              Ulziit A              4750X         8/13/2002           16,973
                                    Ulziit B              4752X         8/13/2002            8,277
                                    Ulziit C              4751X         8/13/2002            4,322
                                                                                         ---------
               Total                                                                        29,572

Gants Modot                      Gants Modot A            4823X         9/2/2002            49,996
                                 Gants Modot B            4824X         9/2/2002            16,720
                                 Gants Modot C            4825X         9/2/2002            66,042
                                                                                         ---------
               Total                                                                       132,758

Davaa                                Davaa                6514X         11/1/2002          100,962

Burkheer Khar                   Burkheer Khar 1           6515X         11/1/2002           49,383

Erdenet                          Tomortolgoi N1           4947X         10/3/2002          100,224
                                 Tomortolgoi N2           4948X         10/3/2002           49,524
                                 Tomortolgoi N3           4949X         10/3/2002           24,630
                                Tomortolgoi S-1           4950X         10/3/2002           19,668
                                Tomortolgoi S-2           4951X         10/3/2002           14,464
                                Tomortolgoi S-3           4952X         10/3/2002           48,664
                                  Erdenet SE-2            4943X         10/3/2002           19,275
                                  Erdenet SE-3            6475X        10/21/2002           82,772
                                  Erdenet NE-1            6474X         10/3/2002          108,784
                                  Erdenet NE4             5981X         6/27/2003            9,812
                                  Erdenet NE5             5982X         6/27/2003           35,541
                                  Erdenet SE4             5983X         6/27/2003           22,611
                                Tomortolgoi Add.          5606X          4/6/2003            5,983
                                   Usan Seer              6447X        10/20/2003            8,384
                                                                                         ---------
               Total                                                                       550,336

Huvsgol                            Huvsgol 6              6545X        11/19/2002           15,947
                                 West Huvsgol 1           6548X        12/23/2002          105,287
                                 West Huvsgol 2           5233X        12/23/2002          127,056
                                 West Huvsgol 3           5234X        12/23/2002           26,491
                                                                                         ---------

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                                                                               2

                                                         LICENSE         LICENSE          AREA
PROPERTY                         LICENSE NAME             NUMBER          DATE          (HECTARES)
--------                       -----------------         -------        ---------        ---------
                       Total                                                               274,781

Tsagaan Tolgoi / Shiveen Gol   Tsagaan Tolgoi NA          4826X         9/2/2002            84,846
                               Tsagaan Tolgoi NB          4827X         9/2/2002            73,088
                               Tsagaan Tolgoi NC          4828X         9/2/2002            29,615
                                Tsagaan Tolgoi S          4829X         9/2/2002           149,924
                                   Namariin A             5603X         4/6/2003             4,151
                                   Namariin B             5604X         4/6/2003               935
                                   Namariin C             5605X         4/6/2003               224
                                    Har Uul               5685X         4/28/2003           71,165
                                  Tsunheg Uul             6430X        10/14/2003            4,626
                                 Shiveen Gol 2            5228X        12/23/2002              130
                                 Shiveen Gol 3            5229X        12/23/2002            6,173
                                 Shiveen Gol 4            5230X        12/23/2002            1,197
                                 Shiveen Gol 5            5231X        12/23/2002            4,767
                                 Shiveen Gol 1A           5396X         2/5/2003             4,302
                                 Shiveen Gol 1B           5395X         2/5/2003                43
                                 Shiveen Gol 1C           5394X         2/5/2003                65
                                                                                         ---------
                      Total                                                                435,251

Tsagaan Gozgor                    Orhontuul 1             6767X         1/16/2004           17,043
                                  Orhontuul 2             6768X         1/16/2004            7,690
                                  Orhontuul 3             6769X         1/16/2004           18,608
                                  Orhontuul 4             6770X         1/16/2004           26,033
                                  Orhontuul 5             6766X         1/16/2004            3,284
                                  Orhontuul 6             6765X         1/16/2004            9,684
                                  Orhontuul 7             6764X         1/16/2004           23,025
                                  Orhontuul 8             6771X         1/16/2004            9,873
                                                                                         ---------
                       Total                                                               115,240

MRE TOTAL                                                   50                           1,688,283

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                                                                               3

B. LICENSES HELD BY SHIVEENGOL XXK

                                                         LICENSE        LICENSE            AREA
PROPERTY                         LICENSE NAME             NUMBER          DATE           (HECTARES)
--------                      --------------------       -------       ----------        ---------
Datsan Trade Option                Shar Bulag             2476X         7/31/2000            4,485
                                   Salhim Uul             2555X         8/28/2000            2,431
                                  Orlogiin Gol            2637X         10/2/2000            1,178
                                   Hoh Tolgoi             2860X          1/8/2001              897
                                 Tsonhogiin Gol           3101X         3/23/2001            4,151
                                  Seruunii Tal            3102X         3/23/2001              673
                              Tsagaan Chuluut Uul         3322X         5/23/2001           10,114
                              Chuulgany Tsahir Uul        3597X         8/10/2001            3,366
                              Urtuudiin Tsahir Uul        3598X         8/10/2001            2,092
                                  Shiveen Gol             4030X         1/11/2002              897
                                 Shariljit Uul            4389X          5/9/2002            1,944
                               Jargaltain Tolgod          4390X          5/9/2002              953
                                 Gashuunii Sair           4391X          5/9/2002              561
                              Gashuunii Har Tolgoi        4392X          5/9/2002              635
                                  Huren Tolgoi            4393X          5/9/2002              436
                                    Shiveet               4592X          7/1/2002              152
                                   Hoh Tolgoi             4594X          7/1/2002              673
                                    Shiveet               5070X        10/31/2002            1,271
                              Shiveen Goliin Aarag        5379X          2/4/2003            2,768
                                  Shar Zuuh 2             5629X         4/15/2003            3,595
                                   Shar Zuuh              5630X         4/15/2003            1,123
                                  Namariin Gol            5631X         4/15/2003              674
                                                                                         ---------
SHIVEEN GOL
TOTAL                                  22                                                   45,069

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                                                                               4

                                   SCHEDULE B

                              FINANCIAL STATEMENTS